UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

VAREX IMAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-37860	81-3434516
(Commission File Number)	(IRS Employer Identification No.)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 972-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VREX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

Varex Imaging Corporation (the “Company”) hereby updates its previously reported preliminary unaudited financial results for the fourth quarter and fiscal year 2019 as a result of adjustments made during the closing process (including out of period adjustments in the fourth quarter of fiscal year 2019) to reflect minor changes in both GAAP financial measures and non-GAAP adjusted financial measures.

Key changes for fiscal year 2019 and fourth quarter fiscal year 2019 results are outlined below. Updated financial statements for these periods follow.

	Updated Results		Preliminary Results
(In millions, except per share amounts)	December 20, 2019		November 12, 2019
Fiscal Year 2019
Revenues	$780.6		$780.6
Gross Margin	$256.7	32.9%	$256.2	32.8%
Adjusted Gross Margin*	$274.4	35.2%	$272.6	34.9%
Operating Earnings	$45.7	5.9%	$46.5	6.0%
Adjusted Operating Earnings*	$88.2	11.3%	$87.7	11.2%
Net Earnings Attributable To Varex	$15.5		$16.6
Net Earnings Per Diluted Share	$0.40		$0.43
Adjusted Net Earnings*	$50.4		$50.2
Adjusted Net Earnings Per Diluted Share*	$1.31		$1.30

Fourth Quarter Fiscal Year 2019
Revenues	$202.4		$202.4
Gross Margin	$71.6	35.4%	$71.1	35.1%
Adjusted Gross Margin*	$75.2	37.2%	$73.4	36.3%
Operating Earnings	$16.2	8.4%	$17.0	8.0%
Adjusted Operating Earnings*	$27.1	13.4%	$26.6	13.1%
Net Earnings	$8.1		$9.2
Net Earnings Per Diluted Share	$0.21		$0.24
Adjusted Net Earnings*	$18.1		$17.9
Adjusted Net Earnings Per Diluted Share*	$0.47		$0.46

Adjusted Non-GAAP Financial Measures

*Please refer to "Reconciliation between GAAP and Adjusted Non-GAAP Financial Measures" below for a reconciliation of non-GAAP items to the comparable GAAP measures.

VAREX IMAGING CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months Ended		Twelve Months Ended
	(Unaudited)		(Audited)
(In millions, except for per share amounts)	September 27, 2019	September 28, 2018(1)	September 27, 2019	September 28, 2018
Revenues:
Medical	$152.4	$156.8	$596.8	$602.0
Industrial	50.0	48.0	183.8	171.4
Total revenues	202.4	204.8	780.6	773.4
Gross margin:
Medical	53.5	43.6	188.9	190.5
Industrial	18.1	15.7	67.8	63.4
Total gross margin	71.6	59.3	256.7	253.9
Operating Expenses:
Research and development	19.6	20.7	78.1	83.0
Selling, general and administrative	35.8	32.2	128.1	123.4
Impairment of intangible assets	—	—	4.8	3.0
Operating expenses	55.4	52.9	211.0	209.4
Operating earnings:	16.2	6.4	45.7	44.5
Interest income	—	0.1	0.1	0.2
Interest expense	(5.4)	(5.2)	(21.1)	(21.7)
Other (expense) income, net	(0.6)	(1.0)	(3.2)	2.7
Interest and other expense, net	(6.0)	(6.1)	(24.2)	(18.8)
Earnings before taxes	10.2	0.3	21.5	25.7
Taxes (benefit) on earnings	2.0	(0.4)	5.7	(2.6)
Net earnings	8.2	0.7	15.8	28.3
Less: Net earnings attributable to noncontrolling interests	0.1	0.5	0.3	0.8
Net earnings attributable to Varex	$8.1	$0.2	$15.5	$27.5
Net earnings per common share attributable to Varex
Basic	$0.21	$0.01	$0.41	$0.73
Diluted	$0.21	$0.01	$0.40	$0.72
Weighted average common shares outstanding
Basic	38.4	38.0	38.2	37.9
Diluted	38.9	38.4	38.6	38.4

(1) For the three months ended September 28, 2018, the allocation of revenues and gross margin between the Medical and Industrial segments have been corrected.

VAREX IMAGING CORPORATION

RECONCILIATION BETWEEN GAAP AND ADJUSTED NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
GROSS MARGIN RECONCILIATION
Revenues	$202.4	$204.8	$780.6	$773.4
Gross margin	$71.6	$59.3	$256.7	$253.9
Amortization of intangible assets	2.3	1.9	8.3	8.9
Restructuring charges	0.4	5.4	7.9	7.3
Purchase price accounting adjustments	0.9	—	1.5	—
Adjusted gross margin	$75.2	$66.6	$274.4	$270.1
Gross margin %	35.4%	29.0%	32.9%	32.8%
Adjusted gross margin %	37.2%	32.5%	35.2%	34.9%

OPERATING EARNINGS RECONCILIATION
Operating earnings	$16.2	$6.4	$45.7	$44.5
Amortization of intangible assets (includes amortization impacts to cost of revenues)	4.4	3.7	15.8	16.2
Purchase price accounting adjustments	0.9	—	1.5	—
Separation and related costs	0.7	1.1	2.9	1.1
Restructuring charges (includes restructuring impact to cost of revenues)	4.6	7.9	14.2	13.7
Acquisition and integration related costs	0.2	1.6	1.7	3.1
Impairment charges	—	—	4.8	3.0
Other non-operational costs	0.1	—	1.6	0.2
Total operating earnings adjustments	$10.9	$14.3	$42.5	$37.3
Adjusted operating earnings	$27.1	$20.7	$88.2	$81.8
Operating earnings margin	8.0%	3.1%	5.9%	5.8%
Adjusted operating earnings margin	13.4%	10.1%	11.3%	10.6%

EARNINGS BEFORE TAXES RECONCILIATION
Earnings before taxes	$10.2	$0.3	$21.5	$25.7
Total operating earnings adjustments	10.9	14.3	42.5	37.3
Acquisition related costs	(0.5)	—	0.3	—
Total earnings before taxes adjustments	$10.4	$14.3	$42.8	$37.3
Adjusted earnings before taxes	$20.6	$14.6	$64.3	$63.0

NET EARNINGS AND DILUTED NET EARNINGS PER SHARE RECONCILIATION
Net earnings attributable to Varex	$8.1	$0.2	$15.5	$27.5
Total earnings before taxes adjustments	$10.4	$14.3	$42.8	$37.3
Estimated annual effective tax rate(1)	(18.3)%	25.3%	(22.0)%	24.1%
Tax effects of operating earnings adjustments	$(1.9)	$(3.6)	$(9.4)	$(9.0)
Non-operational tax adjustments	1.5	—	1.5	(6.1)
Adjusted net earnings	$18.1	$10.9	$50.4	$49.7
Diluted net earnings per share	$0.21	$0.01	$0.40	$0.72
Adjusted diluted net earnings per share	$0.47	$0.29	$1.31	$1.30
Dilutive shares	38.9	38.4	38.6	38.4

(1) Estimated annual effective rate applied excludes certain discrete items including estimated impacts from U.S. tax reform.

Discussion of Adjusted Non-GAAP Financial Measures

This document includes adjusted non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. These adjusted measures include: adjusted gross margin; adjusted operating earnings; adjusted operating earnings margin; adjusted net earnings; and adjusted net earnings per diluted share. We are providing a reconciliation above of each adjusted financial measure used in this document to the most directly comparable GAAP financial measure.

We utilize a number of different financial measures, both GAAP and adjusted, in analyzing and assessing the overall performance of our business, in making operating decisions, and forecasting and planning for future periods. We consider the use of the adjusted measures to be helpful in assessing the performance of the ongoing operation of our business by excluding unusual and one-time costs. We believe that disclosing adjusted financial measures provides useful supplemental data that allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing adjusted financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Adjustments to GAAP measures include the following items:

Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Purchase price accounting charges to cost of revenues: We may incur charges to cost of revenues as a result of acquisitions. We believe that excluding these charges allows the users of our financial statements to better understand the historic and current cost of our products, our gross margin, and also facilitates comparisons to peer companies.

Separation and related costs: We separated from Varian Medical Systems on January 28, 2017 and incurred non-operational expenses associated with the separation. We believe that excluding separation costs allows the users of our financial statements to better understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Restructuring charges: We incur restructuring charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Acquisition and integration related costs: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, changes in fair value of acquisition related hedges, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business. We also incur expenses or benefits with respect to certain items associated with our acquisitions, such as integration costs relating to acquisitions for any costs incurred prior to closing and up to 12 months after the closing date of the acquisition.

Impairment charges: We may incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business and such charges may limit the comparability of our on-going operations with prior and future periods.

Other non-operational costs: Certain items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the Company’s normal business operations. These may include such items as non-ordinary course litigation, legal settlements, environmental settlements, governmental settlements including tax settlements and other items of similar nature.

Non-operational tax adjustments: Certain tax items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the Company’s normal business operations, including the enactment of the Tax Cuts and Jobs Act in December 2017. These may include such items as the retroactive impact of significant changes in tax laws, including changes to statutory tax rates and one-time tax charges.

Tax effects of operating earnings adjustments: We apply our GAAP consolidated effective tax rate to our adjusted financial measures as our historical annual consolidated effective tax rate has remained fairly consistent, and is expected to remain consistent for the foreseeable future. This application of our effective tax rate excludes any discrete items, as defined in the guidance for accounting for income taxes in interim periods, such as those related to tax reform or any other non-operational tax adjustments.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 18, 2019, the Company received a letter (the “Nasdaq Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Annual Report on Form 10-K for fiscal year ended September 27, 2019 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”), the Company was not in compliance with the continued listing requirements of Nasdaq Listing Rule 5250(c)(1).

As previously disclosed in the Company’s Form 12b-25 filed on November 27, 2019, the Company needed additional time to complete certain reviews and analyses necessary for the assessment of the Company’s internal control over financial reporting, including the remediation of certain of the previously reported material weaknesses, to complete its financial reporting processes, and for its independent registered public accounting firm to complete its audit.

On December 20, 2019, the Company filed its Form 10-K. Also on December 20, 2019, the Company received notice from Nasdaq that it determined that the Company complies with listing rule 5250(c)(1). On December 23, 2019, the Company issued a press release announcing its receipt of the Nasdaq Letter and the filing of its Form 10-K.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
99.1	Press Release dated December 23, 2019 entitled “Varex Receives Notification of Compliance Delinquency from Nasdaq – Files Form 10-K for FY19 – Regains Nasdaq Compliance”

104	Cover Page Interactive Data File – the cover page iXBLR tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: December 23, 2019	By:	/s/ Kimberley E. Honeysett
Kimberley E. Honeysett
Senior Vice President, General Counsel and Corporate Secretary